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                                                                     EXHIBIT 3.4


                              AMENDED AND RESTATED
                            BY-LAWS OF H POWER CORP.

                                    ARTICLE I

                                     OFFICES

SECTION 1. REGISTERED OFFICE

         The registered office of the Corporation shall be established and maintained at The Prentice Hall Corporation System, Inc., 229 South State Street, Dover, in the County of Kent, in the State of Delaware.

SECTION 2. OTHER OFFICES

         The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                   ARTICLE II

                                  STOCKHOLDERS

SECTION 1. ANNUAL MEETING

         An annual meeting of stockholders for the purpose of electing directors and of transacting such other business as may come before it shall be held each year at such place, either within or without the State of Delaware, and at such date and time as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting or in a duly executed waiver of notice thereof.

         If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day.

SECTION 2. STOCKHOLDER PROPOSALS

         In addition to any other applicable requirements, including, without limitation, requirements relating to solicitation of proxies and proposals of security holders under the Securities Exchange Act of 1934, as amended (the "Proxy Rules"), for business to be properly


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brought before the annual meeting by a stockholder, including nominations of persons for election to the Board of Directors, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be received by the Secretary at the principal executive offices of the Corporation, not less than 60 days prior to the annual meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting; (ii) the stockholder's name and address, as they appear on the Corporation's books; (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder; (iv) any material interest of the stockholder and any other person or persons in connection with the proposal of such business; (vi) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and (vii) with regard to nominations, all information required by the Proxy Rules.

SECTION 3. SPECIAL MEETINGS

         Special meetings of the stockholders for any purpose or purposes may be held at any time upon call of the Chairman of the Board, if any, the President or a majority of the Board of Directors, at such date, time and place either within or without the State of Delaware as may be stated in the notice of such meeting. A special meeting of stockholders shall be called by the President or the Secretary upon the written request, stating the place, date, time, and purpose or purposes of the meeting, of stockholders who together own of record a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote at such meeting.

SECTION 4. NOTICE OF MEETINGS

         Written notice of a stockholders meeting, stating the place, date and time thereof, and, in the case of a special meeting the purpose or purposes for which the meeting is called, shall be given by the Chairman of the Board, if any, the President, any Vice President, the Secretary, or an Assistant Secretary, to each stockholder entitled to vote thereat at his or her address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meeting unless a different period is prescribed by law.

SECTION 5. QUORUM

         Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, at any meeting of stockholders, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business. In the absence of a quorum, a

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majority in interest of the stockholders entitled to vote thereat present in person or by proxy or the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Article II, Section 5 of these By-Laws until a quorum shall attend.

SECTION 6. ADJOURNMENT

         Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. At any such adjourned meeting any business may be transacted that might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 7. ORGANIZATION

         The Chairman of the Board, if any, or in his or her absence the President, or in their absence any Vice President, shall call to order meetings of stockholders and shall act as chairman of such meetings. The Board of Directors, or, if the Board fails to act, the stockholders may appoint any stockholder, director, or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the President, and all Vice Presidents.

         The Secretary of the Corporation shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

SECTION 8. VOTING

         Each stockholder entitled to vote in accordance with the terms and provisions of the Certificate of Incorporation and these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Except as otherwise provided by law or in the Certificate of Incorporation or these By-Laws and except for the election of directors, at any meeting duly called and held at which a quorum is present, a majority of the votes cast at such meeting upon a given question by the holders of outstanding shares of stock of all classes of stock of the Corporation entitled to vote thereon who are present in person or by proxy shall decide such question. At any meeting duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the votes cast by the holders (acting as such) of shares of stock of the Corporation entitled to elect such directors. Upon the demand of any stockholder, the vote for directors and upon any question


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before a meeting shall be by ballot.

SECTION 9. STOCKHOLDER LIST

         The officer who has charge of the stock ledger of the Corporation shall at least ten days before each meeting of stockholders prepare a complete alphabetical addressed list of the stockholders entitled to vote at the ensuing election, with the number of shares held by each. Said list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at the executive offices of the Corporation or a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be available for inspection at the meeting and may be inspected by any stockholder who is present.

SECTION 10. ACTION WITHOUT MEETING

         Except as otherwise provided by the Certificate of Incorporation, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or the Certificate of Incorporation or of these By-Laws, the meeting and vote of stockholders may be dispensed with, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                               BOARD OF DIRECTORS

SECTION 1. NUMBER AND TERM OF OFFICE

         The business, property, and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders. The number of directors shall be three to nine. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve (subject to the provisions of Article V) until the next succeeding annual meeting of stockholders and until his or her respective successor shall be elected and shall qualify. The number of directors may not be less than three except that

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where all the shares of the Corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three but not less than the number of stockholders. Directors need not be residents of Delaware or stockholders of the Corporation.

SECTION 2. INCREASE OF NUMBER

         The number of directors may be increased by amendment of these By-Laws by the affirmative vote of a majority of the directors, though less than a quorum, or, by the affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

SECTION 3. CHAIRMAN OF THE BOARD

         The directors may elect one of their members to be Chairman of the Board of Directors. The Chairman shall be subject to the control of and may be removed by the Board of Directors. He or she shall perform such duties as may from time to time be assigned to him or her by the Board.

SECTION 4. MEETINGS

         A regular meeting of the Board of Directors shall be held each year, without other notice than this By-Law, at the place of, and immediately following, the annual meeting of stockholders; and other regular meetings of the Board of Directors may be held each year without notice at such time and place as shall from time to time be determined by the Board.

         Special meetings of the Board of Directors shall be held at such time and place as shall be designated in the notice of meeting whenever called by the Chairman of the Board, if any, the President, or by a majority of the directors then in office.

SECTION 5. NOTICE OF SPECIAL MEETINGS

         The Secretary, or in his or her absence any other officer of the Corporation, shall give each director notice of the date, time and place of holding of a special meeting of the Board of Directors by mail at least five days before the meeting, or by fax, telegram, cable, radiogram, email or personal service at least three days before the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

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SECTION 6. QUORUM AND ORGANIZATION OF MEETINGS

         A majority of the total number of members of the Board of Directors as constituted from time to time shall constitute a quorum for the transaction of business, but, if at any meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time and place, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law or in the Certificate of Incorporation or these By-Laws, a majority of the directors present at any meeting at which a quorum is present may decide any question brought before such meeting. Meetings shall be presided over by the Chairman of the Board, if any, or in his or her absence by the President, or in the absence of both by such other person as the directors may select. The Secretary of the Corporation shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

SECTION 7. COMMITTEES

         The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business, property and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation of the Corporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these By-Laws; and, unless the resolution expressly so provided, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee that may be established by the Board of Directors or these By-Laws may fix its own rules and procedures. Notice of meetings of committees, other than regular meetings prescribed by the rules, shall be given to committee members. Members of committees may be allowed compensation for attending committee meetings, if the Board of Directors shall so determine. All action taken by committees shall be recorded in minutes of the meetings.


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SECTION 8. COMPENSATION

         Directors shall not receive any stated salary for their services as directors, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 9. ACTION WITHOUT MEETING

         Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

SECTION 10. TELEPHONE MEETINGS

         Nothing contained in these By-Laws shall be deemed to restrict the power of the members of the Board of Directors, or any committee designated by the Board, to participate in a meeting of the Board, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                                   ARTICLE IV

                                    OFFICERS

SECTION 1. OFFICERS

         The Board of Directors may, at their discretion, elect the following officers of the Corporation: a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer, and a Secretary. The Board of Directors may elect or appoint such other officers (including a Controller and one or more Assistant Treasurers and Assistant Secretaries) as it may deem necessary and desirable. Each officer shall hold office for such term as may be prescribed by the Board of Directors from time to time. None of the officers of the Corporation need be directors. Two or more offices may be held by the same person.

SECTION 2. OTHER OFFICERS AND AGENTS

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         The Board of Directors may appoint such officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such power and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 3. POWERS AND DUTIES

         The Chairman of the Board, if any, or, in his or her absence, the President, shall preside at all meetings of the stockholders and of the Board of Directors. The President shall be the chief executive officer of the Corporation. In the absence of the President, a Vice President appointed by the President or, if the President fails to make such appointment, by the Board, shall perform all the duties of the President. The officers and agents of the Corporation shall each have such powers and authority and shall perform such duties in the management of the business, property and affairs of the Corporation as generally pertain to their respective offices, as well as such powers and authorities and such duties as from time to time may be prescribed by the Board of Directors. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

SECTION 4. THE PRESIDENT

         The President shall have general direction and supervision over day-to-day matters relating to the business and affairs of the Corporation, shall implement or supervise the implementation of corporate policies as established by the Board of Directors and shall be in charge of stockholder relations. He or she shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

SECTION 5. THE VICE PRESIDENTS

         The Vice President, if any, or, if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors (or, in the absence of any designation, then in the order of their election) shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

SECTION 6. THE SECRETARY AND ASSISTANT SECRETARY

         The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or person serving as President, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the

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Corporation and he or she, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

SECTION 7.

         The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or, in the absence of any designation, then in the order of their election), shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

SECTION 8. THE TREASURER AND ASSISTANT TREASURERS

         The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

SECTION 9.

         He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the person serving as chief executive officer, the President and Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation.

SECTION 10.

         If required by the Board of Directors, he or she shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

SECTION 11.

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         The Assistant Treasurer, or, if there shall be more than one, the
Assistant Treasurers in the order determined by the Board of Directors (or, in the absence of any designation, then in the order of their election), shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


                                    ARTICLE V
                      RESIGNATIONS, REMOVALS, AND VACANCIES

SECTION 1. RESIGNATIONS

         Any director or officer of the Corporation, or any member of any committee, may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or if no time be specified, then upon receipt thereof. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 2. REMOVALS

         The Board of Directors, by a vote of not less than a majority of the entire Board, at any meeting thereof, or by written consent, at any time may, to the extent permitted by law, remove with or without cause from office or terminate the employment of any officer or member of any committee and may, with or without cause disband any committee. Any director or the entire Board of Directors may be removed, with or without cause, at any time by the holders of a majority of the shares entitled at the time to vote at an election of directors.

SECTION 3. VACANCIES

         Any vacancy in the office of any director or officer and any additional directorship resulting from an increase in the number of directors, may be filled at any time by a vote of the majority of the directors then in office (even though less than a quorum remains) or by a sole remaining director and, subject to the provisions of this Article V, the person so chosen shall hold office until his or her successor shall have been elected and qualified or until his or her earlier resignation or removal.

                                   ARTICLE VI

                                  CAPITAL STOCK

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SECTION 1. CERTIFICATES OF STOCK

         Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board of Directors, or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or Assistant Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, the signatures of such officers may be facsimiles.

SECTION 2. TRANSFER OF SHARES

         Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney, which power of attorney has been filed with the Secretary of the Corporation or the transfer agent.

SECTION 3. FIXING RECORD DATE

         In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the day of such meeting, nor more than sixty days prior to any other action. A

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determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 4. LOST CERTIFICATES

         The Board of Directors may direct a new certificate or certificates of stock to be issued in the place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. The Board of Directors may, in its discretion and as a condition precedent, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as they shall require and/or to give the Corporation a bond, in such sum as they may direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed, and such requirement may be general or confined to special instances.

SECTION 5. REGULATIONS

         The Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation, and replacement of certificates representing stock of the Corporation.

SECTION 6. DIVIDENDS

         Subject to the provisions of the Certificate of Incorporation the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient, pursuant to applicable law. Before declaring any dividends there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation and the directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 7. REGISTERED STOCKHOLDERS

         The Corporation shall be entitled to treat the holder of record of any share or shares of the Corporation's capital stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                   ARTICLE VII

                                 INDEMNIFICATION

SECTION 1.

         The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

SECTION 2.

         The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 3.

         To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article VII or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the action, suit or proceeding.

SECTION 4.

         Any indemnification under Sections 1 or 2 of this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 or 2 of this
Article VII. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

SECTION 5.

         Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this Article VII. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

SECTION 6.

         The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 7.

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        The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VII.

SECTION 8.

         For the purpose of this Article VII, references to "the Corporation" shall include, in addition to the resulting corporation, all constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this
Article VII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

SECTION 9.

         For purposes of this Article VII, the term "other enterprise" shall include employee benefit plans; the term "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VII.

                                  ARTICLE VIII

                                  MISCELLANEOUS

SECTION 1. SEAL

         The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words "CORPORATE SEAL DELAWARE." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

SECTION 2. FISCAL YEAR

         The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

SECTION 3. CHECKS

         All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by the officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

SECTION 4. NOTICES AND WAIVER OF NOTICES

         Whenever any notice whatever is required by law, the Certificate of Incorporation, or these By-Laws to be given to any stockholder, director, or officer, such notice, except as otherwise provided by law, may be given personally, or by mail, or, in the case of directors or officers, by fax, telegram, cable, radiogram or email, addressed to such address as appears on the books of the Corporation. Any notice given by fax, telegram, cable, radiogram or email shall be deemed to have been given when it shall have been delivered for transmission and any notice given by mail shall be deemed to have been given when it shall have been deposited in the United States mail with postage thereon prepaid. Whenever any notice is required to be given by law, the Certificate of Incorporation, or these By-Laws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

SECTION 5. STOCK OF OTHER CORPORATIONS OR OTHER INTERESTS

         Unless otherwise ordered by the Board of Directors, the President, the Secretary, and such attorneys or agents of the Corporation as may be from time to time authorized by the Board of Directors or the President, shall have full power and authority on behalf of this Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which this Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all rights and powers incident to the ownership of such shares or other securities that this Corporation, as the owner or holder thereof, might have possessed and exercised if present. The President, the Secretary, or such attorneys or agents, may also execute and deliver on behalf of the Corporation powers of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by this Corporation.

SECTION 6. ANNUAL STATEMENT

         The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and conditions of the Corporation.

                                   ARTICLE IX

                                   AMENDMENTS

         The holders of shares entitled at the time to vote for the election of directors shall have power to adopt, amend, or repeal the By-Laws of the Corporation by vote of not less than a majority of such shares, and except as otherwise provided by law, the Board of Directors shall have power equal in all respects to that of the stockholders to adopt, amend, or repeal the By-Laws by vote of not less than a majority of the entire Board. However, any By-Law adopted by the Board may be amended or repealed by vote of the holders of the majority of the shares entitled at the time to vote for the election of directors.